BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT                                                                                                                                                  ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1.	Name of corporation:
First Busey Corporation

2.	The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3.	The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:
200,000,000 shares of Common stock, par value $0.001 per share.

4.	The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:
66,666,667 shares of Common stock, par value $0.001 per share.

5.	The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:
The change is a 1-for-3 reverse stock split of the Common Stock.  One share of Common Stock will be issued after the change in exchange for every three issued and outstanding shares of Common Stock.

6.
  The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Stockholders will be entitled to receive cash in lieu of fractional shares equal to the fraction share multiplied by the closing price of the corporation's common stock on September 4, 2015.

7.	Effective date and time of filing: (optional) Date: September 8, 2015 Time: 12:01 a.m. CST (must not be later than 90 days after the certificate is filed)
8.	Signature: (required)
X          /s/ Robin N. Elliott                         EVP, CFO
    Signature of Officer                                                                                                                                     Title
IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.
Nevada Secretary of State Stock Split
          Revised: 1-5-15
This form must be accompanied by appropriate fees.